Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Leading Independent Proxy Advisory Firm ISS Recommends Adamis Pharmaceuticals’ Stockholders Vote FOR Critical Proposals at Upcoming Annual Meeting

ISS Recommends Stockholders Support Key Proposals

Pertaining to a Reverse Stock Split and New Equity Incentive Plan

The Deadline for Stockholders to Vote (or Change Their Vote) is 11:59 p.m. PT on August 11, 2022

SAN DIEGO, July 29, 2022 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (Nasdaq: ADMP) today announced that Institutional Shareholder Services Inc. ("ISS"), a leading independent proxy advisory firm, has recommended the Company’s stockholders vote FOR Proposal #2 and Proposal #3 on the agenda at the upcoming Annual Meeting of Stockholders (the “Annual Meeting”) on August 12, 2022. As a reminder:

•	Proposal #2 is a Proposal to Authorize a Reverse Stock Split. Approval of this proposal would grant the new Board of Directors (the “Board”) discretion to determine whether to implement a Reverse Stock Split and determine the appropriate timing and ratio. The primary reason for this proposal is to ensure that the Company can meet Nasdaq’s minimum $1.00 price requirement. In June, in response to the Company’s commitment to take actions to cure a listing deficiency, Nasdaq agreed to extend our period to regain compliance. Absent the ability and discretion to implement a reverse stock split, there is no assurance that our stock price will exceed the required Nasdaq minimum, even if there are positive future developments. We believe a delisting from the Nasdaq would undermine stockholders’ best interests and be very detrimental to the Company’s future prospects. WE URGE ALL STOCKHOLDERS TO VOTE FOR THIS PROPOSAL!

•	Proposal #3 is a Proposed Amendment to Our Equity Incentive Plan. The availability of employee equity plans is necessary to attract, motivate and retain top talent. The proposal would remove the $3.00 minimum share price from our existing 2020 equity incentive plan, which has restricted the Company’s ability to issue new equity incentives as part of total compensation. This proposal does not propose any amendments or modifications to the Company’s prior 2009 equity incentive plan, which has terminated, or to any outstanding options or other awards under that prior plan; it only proposes an amendment to our current plan. In the current ultra-competitive job market, the Company cannot compete for highly qualified personnel without the ability to offer stock options or other equity incentives. Management believes that stockholder support for this proposal is necessary for the future success of the Company. WE URGE ALL STOCKHOLDERS TO VOTE FOR THIS PROPOSAL!

David J. Marguglio, Chief Executive Officer and Director, commented:

“We are pleased that ISS, a leading independent proxy advisory firm, has recommended stockholders vote for these two critical proposals at our upcoming annual meeting. Our refreshed Board and rebuilt management team believe that stockholders need to support these critical proposals at the Annual Meeting in order to give the Company a chance to survive and ultimately pursue long-term value creation. We fully appreciate stockholders’ concerns about future dilution, and are committed to acting judiciously to preserve value. It is not our intention to effect a reverse split immediately after the Annual Meeting even if the reverse split proposal is approved; instead, we intend to evaluate the share price relative to and in light of potential future developments or events and to only take actions that we believe are in stockholders’ best interests.”

The deadline for stockholders to vote (or change their vote) is 11:59 p.m. PT on August 11, 2022.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, opioid overdose, respiratory and inflammatory disease. The Company’s SYMJEPI® (epinephrine) Injection products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis. The Company’s ZIMHI™ (naloxone) Injection product is approved for the treatment of opioid overdose. Tempol is in development for the treatment of patients with COVID-19 and a Phase 2/3 clinical trial is underway. For additional information about Adamis Pharmaceuticals, please visit our website and follow us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to statements concerning the Company’s future operations and activities. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis’ actual results to be materially different from the results anticipated by such forward-looking statements. In addition, forward-looking statements concerning our anticipated future activities assume that we have sufficient funding to support such activities and continue our operations and planned activities. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2021, and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Additional Information and Where to Find It

In connection with the Company’s 2022 annual meeting of stockholders described above (the “Annual Meeting”), the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “Commission”) on July 7, 2022. This press release does not contain all the information that should be considered concerning the matters to be considered at the Annual Meeting, including the reverse stock split proposal, and is not intended to form the basis of any investment decision or any other decision in respect of such matters. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and other documents filed in connection with the Annual Meeting, as these materials contain important information about the Company and the proposals to be considered at the Annual Meeting. The Company’s stockholders may also obtain copies of the Proxy Statement and other documents filed with the Commission, without charge, at the Commission’s website at www.sec.gov, or by directing a request to the Company’s corporate secretary c/o Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, CA 92130.

Participants in Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be considered at the Annual Meeting. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s definitive Proxy Statement for the Annual Meeting, which was filed with the Commission and is available free of charge at the Commission’s web site at www.sec.gov, as well as any proxy supplement or amendments thereto. To the extent such holdings of the Company’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the Commission, to the extent required by applicable laws.

Contacts

If you have any questions or need assistance voting your shares, please call:

Saratoga Proxy Consulting LLC

212.257.1311

888.368.0379